Exhibit 4.2
SUCCESSION AGREEMENT
This Succession Agreement, dated as of June 18, 2021 (this “Agreement”), is made by and among WFN Credit Company, LLC, as transferor under the Pooling Agreement referenced in Exhibit A (the “Transferor”) and U.S. Bank National Association, a national banking association (“U.S. Bank”).
RECITALS:
WHEREAS, the Transferor is party to a pooling and servicing agreement and a supplement thereto as described in Exhibit A hereto (“Exhibit A”) pursuant to which MUFG Union Bank, N.A. (“Union Bank”) acts in the capacities identified in Exhibit A (the agreements described in Exhibit A are individually and collectively referred to herein, together with all Transaction Documents (as defined in the Pooling Agreement referenced in Exhibit A) to which Union Bank is a party, as the “Agreements”; the capacities in which Union Bank acts pursuant to the Agreements are individually and collectively described herein as the “Capacities”);
WHEREAS, pursuant to a sale by Union Bank of its corporate trust business to U.S. Bank, U.S. Bank has succeeded Union Bank in its Capacities under the Agreements as of the Effective Date (as defined in Exhibit A) (the “Succession”); and
WHEREAS, U.S. Bank wishes to evidence its acceptance as successor to Union Bank in its Capacities under the Agreements;
NOW, THEREFORE, the parties hereto, for and in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby consent and agree as follows:
ARTICLE I

U.S. BANK
SECTION 1.01.  U.S. Bank hereby acknowledges its Succession to the Capacities under the Agreements effective as of the Effective Date and, on and after the Effective Date, agrees to perform all duties and obligations in each of its Capacities under the Agreements pursuant to the terms thereof.
SECTION 1.02.  U.S. Bank hereby represents and warrants to the Transferor and World Financial Network Credit Card Master Trust that U.S. Bank is qualified to act in the Capacities under the Agreements.
SECTION 1.03.  In connection with its Succession to the Capacities under the Agreements, U.S. Bank hereby accepts and assumes as of the Effective Date the related rights, powers, duties and obligations of Union Bank under the Agreements, upon the terms and conditions set forth therein, with like effect as if originally named to such Capacities under the Agreements.

SECTION 1.04.  Upon U.S. Bank’s succession to the Capacities under the Agreements and receipt of the existing Collateral Certificate (as defined in the Collateral Supplement (as defined in Exhibit A)) from Union Bank, U.S. Bank shall cancel the existing Collateral Certificate, authenticate a replacement Collateral Certificate in the name of “U.S. Bank National Association, as indenture trustee”, and deliver such replacement Collateral Certificate to U.S. Bank, as indenture trustee.  U.S. Bank, as successor to Union Bank under the Capacities, hereby authorizes the Transferor to file or cause the filing of such financing statements as the Transferor shall deem necessary or desirable in connection with the Succession. The Transferor shall file, or make arrangements for the filing of, any financing statements, financing statement amendments, continuation statements or other instruments the Transferor shall deem necessary or desirable in connection with the Succession.
SECTION 1.05.  Effective as of the Effective Date, U.S. Bank’s designated Corporate Trust Office for purposes of Section 11.16 of the Pooling Agreement shall be listed on Exhibit B hereto.
ARTICLE II

MISCELLANEOUS
SECTION 2.01.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CHOICE OF LAW PROVISIONS AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
SECTION 2.02.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery by facsimile or electronic transmission of an executed signature page of this Agreement shall be effective as delivery of an executed counterpart hereof. Each party agrees that this Agreement may be electronically signed, and that any electronic signatures appearing on this Agreement are the same as handwritten signatures for the purposes of validity, enforceability, and admissibility.
SECTION 2.03.  The persons signing this Agreement on behalf of the Transferor and U.S. Bank are duly authorized to execute it on behalf of the each party, and each party warrants that it is authorized to execute this Agreement and to perform its duties hereunder.
SECTION 2.04.  Other than as set forth herein, the terms and provisions of the Agreements remain in full force and effect.
SECTION 2.05.  Notwithstanding anything contained herein to the contrary, U.S. Bank shall not have or assume any liability or responsibility under the Agreements for any period prior to the Effective Date or for any act or omission of any of Union Bank or any agents thereof under or in connection with the Agreements, whether in its capacity as predecessor in any of such Capacities or otherwise arising from any actions or omissions of Union Bank (any such liability or responsibility, a “Resigning Trustee Liability”).  In no event shall this Succession Agreement be construed as a waiver, an assignment or an assumption by the U.S. Bank, of any Resigning Trustee Liability, each of which Union Bank hereby affirms and agrees that it shall retain.  Notwithstanding anything contained herein to the contrary, Union Bank shall not have or assume any liability or responsibility under the Agreements for any period on or after the Effective Date (except with regard to the express obligations of Union Bank on or after the Effective Date pursuant to this Succession Agreement) or for any act or omission of any of U.S. Bank or any agents thereof under or in connection with the Agreements (any such liability or responsibility, a “Successor Trustee Liability”).  In no event shall this Succession Agreement be construed as a waiver, or an assumption by Union Bank, of any Successor Trustee Liability, each of which U.S. Bank hereby affirms and agrees that it shall assume.
SECTION 2.06.  Union Bank shall deliver to U.S. Bank all documents and statements held by it under the Agreements, and shall reasonably cooperate with the Transferor to do such things as may reasonably be required to fully and certainly vest and confirm in U.S. Bank, as successor trustee, all rights, powers, duties and obligations under the Agreements.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and acknowledged all as of the day and year first above written.

WFN Credit Company, LLC By: /s/ Michael Blackham Name: Michael Blackham Title: Treasurer

U.S. Bank National Association

By: /s/ Edwin J. Janis
      Name: Edwin J. Janis
      Title:   Vice President

Solely with respect to Sections 2.05 and 2.06:

MUFG UNION BANK, N.A., as outgoing trustee

By: /s/ D. Amedeo Morreale
     Name: D. Amedeo Morreale
     Title:   Vice President

Acknowledged and Accepted:

Comenity Bank By: /s/ Gregory Opincar Name: Gregory Opincar Title: Chief Financial Officer
S-1

EXHIBIT A
Effective Date: June 18, 2021
Agreements (In each case, as amended prior to the Effective Date)	Capacities
Second Amended and Restated Pooling and Servicing Agreement, as amended and restated a second time on August 1, 2001, among the Transferor, Comenity Bank and Union Bank as amended, supplemented or otherwise modified from time to time, as supplemented by the Collateral Series Supplement, dated as of August 21, 2001, as amended (the “Collateral Supplement”), among the Transferor, Comenity Bank and Union Bank, as amended, supplemented or otherwise modified from time to time
Trustee, Transfer Agent and Registrar, Paying Agent
Supplemental Agreement to Second Amended and Restated Pooling and Servicing Agreement, dated as of August 9, 2010, among the Transferor, Comenity Bank and Union Bank, as amended, supplemented or otherwise modified from time to time

EXHIBIT B

Corporate Trust Office:

U.S. Bank National Association
190 South LaSalle Street, 7th Floor
Chicago, Illinois 60603